QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 15, 2010, related to the consolidated financial statements and schedule of Kosmos Energy Holdings in the Registration Statement (Form S-1) and related Prospectus of Kosmos Energy Ltd. dated January 13, 2011.

/s/ Ernst & Young LLP

Dallas, Texas
January 13, 2011

QuickLinks

  Exhibit 23.1